W3 GROUP, INC.
                         444 MADISON AVENUE, SUITE 1800
                               NEW YORK, NY 10022
                         212-750-7878 /212-750-2326 FAX


                                                         February 7, 2005

Shane Rodgers, CEO
Signal Companies Inc.
9229 West Sunset Blvd, Suite 830
Los Angeles, CA 90069

Re: Proposed Acquisition of Cristina Acquisition Corp. (hereinafter "CAC", or
    "Acquiree") from Signal Companies, Inc. (hereinafter "Signal") by W3 Group, Inc. (hereinafter "W3")

Dear Mr. Rodgers:

Based upon our recent conversations regarding your efforts to secure the necessary financing required to implement your current business plan, and you having provided adequate confirmation that your efforts are proceeding diligently and with a demonstrated likelihood of success, this letter is intended to serve as a formal amendment to our Letter of Intent dated January 19, 2005 to the extent that Paragraph 9(g) thereof is hereby amended and modified to read as follows:

      "9 (g): Acquiree shall provide evidence of one million five hundred thousand dollars ($1,500,000) in escrow on or before March 2, 2005. A Formal Closing of the proposed transaction shall take place as soon thereafter as possible but no longer than 90 days thereafter unless extended by the mutual agreement of the parties."

In all other respects the aforesaid Letter of Intent is confirmed and ratified and shall continue in full force and effect until the earlier of the date on which a formal Agreement is entered into between the parties or March 2, 2005, after which date the said letter of Intent shall expire and be of no further force or effect unless further extended by the parties.

The parties acknowledge that W3 is required to make an appropriate disclosure of the terms of this amendment to the said Letter of Intent and of the general provisions of this letter. Such disclosure is required in order to comply with applicable state or federal securities laws. The parties hereto expressly consent to such disclosure pursuant to the reasonable direction of W3 and its counsel.

Very truly yours,                        ACCEPTED AND CONFIRMED:
W3 GROUP, INC.                           CRISTINA ACQUISITON CORP.

By: /s/ Robert Gordon                    By: /s/ Shane Rodgers
   --------------------------------         --------------------------------
        Robert Gordon, President         Print Name: Shane Rodgers
                                         Print Title: CEO


                                         ACCEPTED AND CONFIRMED:
                                         SIGNAL COMPANIES, INC.

                                         By: /s/ Shane Rodgers
                                            --------------------------------
                                         Print Name: Shane Rodgers
                                         Print Title: CEO